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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated February 22, 2002 relating to the consolidated financial statements of Eon Labs, Inc. (formerly Eon Labs Manufacturing, Inc.) and Subsidiaries, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts", "Summary Consolidated Financial Data" and "Selected Consolidated Financial Information" in such Registration Statement.

PricewaterhouseCoopers LLP




New York, NY
April 4, 2002